EXHIBIT 4.1

As adopted by the Board of Directors
on April 4, 2002, and amended on
July 22, 2002

                                ACTIVISION, INC.

                               2002 INCENTIVE PLAN


     ACTIVISION, INC., a corporation formed under the laws of the State of Delaware (the "Company"), hereby establishes and adopts the following 2002 Incentive Plan (the "Plan").


                                    RECITALS

     WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as employees of the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success.


     WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of incentive awards through grants of share options ("Options"), grants of share appreciation rights, grants of Share Purchase Awards (hereafter defined), grants of Restricted Share Awards (hereafter defined), grants of Performance-Based Awards (hereafter defined), or any other award made under the Plan to those persons (each such person, a "Participant") whose judgment, initiative and efforts are or have been or will be responsible for the success of the Company.

     NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

                                   ARTICLE 1.

                               PURPOSE OF THE PLAN

     1.1. Purpose. The purpose of the Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as officers (other than executive officers), consultants, advisors and other key employees of the Company and its subsidiaries who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership or increased ownership of the Company's shares of common stock ("Shares"). Options granted under the Plan will be either "incentive share options," intended to qualify as such under the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "nonqualified share options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in Section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of the Plan, the term "Award" shall mean a grant of an Option, a grant of a share appreciation right, a grant of a Share Purchase Award, a grant of a Restricted Share Award, or any other award made under the terms of the Plan.

                                   ARTICLE 2.

                            SHARES SUBJECT TO AWARDS

     2.1. Number of Shares. Subject to the adjustment provisions of Section 10.9 hereof, the aggregate number of Shares which may be issued under Awards under the Plan, whether pursuant to Options, share appreciation rights, Share Purchase Awards, Restricted Share Awards or Performance-Based Awards shall not exceed 2,350,000. No Options to purchase fractional Shares shall be granted or issued under the Plan. For purposes of this Section 2.1, the Shares that shall be counted toward such limitation shall include all Shares:


     (1) issued or issuable pursuant to Options that have been or may be exercised;

     (2)  issued or issuable pursuant to Share Purchase Awards;

     (3)  issued as, or subject to issuance as a Restricted Share Award; and

     (4) issued or issuable under any other Award granted under the terms of the Plan.

     2.2. Shares Subject to Terminated Awards. The Shares covered by any unexercised portions of terminated Options granted under Articles 4 and 6, Shares forfeited as provided in Section 8.2(a) and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan, other than grants of Options intended to qualify as incentive share options. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of share appreciation rights shall not again be available for the grant of Awards under the Plan.

     2.3. Character of Shares. Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

     2.4. Limitations on Grants to Individual Participant. Subject to adjustments pursuant to the provisions of Section 10.9 hereof, the maximum number of Shares with respect to which Options or stock appreciation rights may be granted hereunder to any employee during any fiscal year of the Company shall be 500,000 Shares (the "Limitation"). If an Option is cancelled, the cancelled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a stock appreciation right) that is repriced during any fiscal year is treated as the cancellation of the Option (or stock appreciation right) and a grant of a new Option (or stock appreciation right) for purposes of the Limitation for that fiscal year.

                                   ARTICLE 3.

                         ELIGIBILITY AND ADMINISTRATION

     3.1. Awards to Employees and Others. (a) Participants who receive (i) Options under Articles 4 and 6 hereof or share appreciation rights under Article 5 ("Optionees"), and (ii) Share Purchase Awards under Article 7, Restricted Share Awards under Article 8, Deferred Share Awards (as defined herein) under
Article 9, Performance-Based Awards under Article 11, or any other Award granted under the Plan shall consist of such officers (other than executive officers), key employees, consultants and advisors of the Company or any of its subsidiaries or affiliates as the Committee (as defined in Section 3.2 below) shall select from time to time. Executive officers and Directors (as defined in Section 3.2 below) of the Company shall not be eligible to receive Awards under the Plan. The Committee's designation of an Optionee or Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of an Optionee or Participant to receive

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Awards or grants under one portion of the Plan shall not require the Committee to include such Optionee or Participant under other portions of the Plan.

     (b) No Option that is intended to qualify as an "incentive share option" may be granted (x) to any individual that is not an employee of the Company or any subsidiary thereof, or (y) to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value (as defined in Section 10.2 below) of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five years from the date such Option is granted.

     3.2. Administration. (a) The Plan shall be administered by a committee (the "Committee") consisting of not fewer than two Directors of the Company (the directors of the Company being hereinafter referred to as the "Directors"), as designated by the Directors. The Directors may remove from, add members to, or fill vacancies in the Committee. Unless otherwise determined by the Directors, each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder.

     (b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members.

     (c) Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to grant Awards under the Plan, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. The Committee shall have no authority to reduce the exercise price of any Options or share appreciation rights granted under the Plan (except in connection with adjustments pursuant to Section 10.9 below). All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and other Plan participants.

                                   ARTICLE 4.

                                     OPTIONS

     4.1. Grant of Options. The Committee shall determine, within the limitations of the Plan, those officers (other than executive officers), key employees, consultants and advisors of the Company and its subsidiaries and affiliates to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either "incentive share options" or "nonqualified share options"; provided, however, that Options granted to employees of an affiliate (that is not also a subsidiary) or to non-employees of the Company may only be "nonqualified share options."

     4.2. Share Option Agreements; etc. All Options granted pursuant to Article 4 and Article 6 herein (a) shall be authorized by the Committee and (b) shall be evidenced in writing by share option agreements ("Share Option Agreements") in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan, and, with respect to any Share Option Agreement granting Options that are intended to qualify as "incentive share options," are not inconsistent with Section 422 of the Code. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 4 and Article 6 herein may hold more than one Option granted pursuant to such Articles at the same time and may hold both "incentive share options" and

                                       3

"nonqualified share options" at the same time. To the extent that any Option does not qualify as an "incentive share option" (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate "nonqualified share option."

     4.3. Option Price. Subject to Section 3.1(b), the option exercise price per each Share purchasable under any "incentive share option" granted pursuant to this Article 4, any "nonqualified share option" granted pursuant to Article 6, and Options intended to be performance-based under Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of such Share on the date of the grant of such Option. The option exercise price per share of each Share purchasable under any "nonqualified share option" that is not intended to be performance-based under Section 162(m) of the Code and is granted pursuant to this Article 4 shall be determined by the Committee at the time of the grant of such Option, but shall not be less than 85% of the Fair Market Value of such Share on the date of the grant of such Option.

     4.4. Other Provisions. Options granted pursuant to this Article 4 shall be made in accordance with the terms and provisions of Article 10 hereof and any other applicable terms and provisions of the Plan.

                                   ARTICLE 5.

                            SHARE APPRECIATION RIGHTS

     5.1. Grant and Exercise. Share appreciation rights may be granted in conjunction with all or part of any Option granted under the Plan, as follows:
(i) in the case of a nonqualified share option, such rights may be granted either at the time of the grant of such option or at any subsequent time during the term of the option; and (ii) in the case of an incentive share option, such rights may be granted only at the time of the grant of such option. A "share appreciation right" is a right to receive cash or whole Shares, as provided in this Article 5, in lieu of the purchase of a Share under a related Option. A share appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, and a share appreciation right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the share appreciation right. A share appreciation right may be exercised by the holder thereof (the "Holder"), in accordance with Section 5.2 of this Article 5, by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Upon giving such notice and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 5.2 of this Article 5. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related share appreciation rights have been exercised.

     5.2. Terms and Conditions. Share appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (a) Share appreciation rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Plan.

          (b) Upon the exercise of a share appreciation right, a Holder shall be entitled to receive up to, but no more than, an amount in cash or whole Shares as determined by the Committee in its sole discretion equal to the excess of the then Fair Market Value of one Share over the option exercise price per Share specified in the related Option multiplied by the number of Shares in respect of which the share appreciation right shall have been exercised. The Holder shall specify in his written notice of exercise, whether payment shall be made in cash or in whole Shares. Each share appreciation right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law.

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          (c) Upon the exercise of a share appreciation right, the Option or part thereof to which such share appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 2.1 of the Plan.

          (d) With respect to share appreciation rights granted in connection with an Option that is intended to be an "incentive share option," the following shall apply:

               (i) No share appreciation right shall be transferable by a Holder otherwise than by will or by the laws of descent and distribution, and share appreciation rights shall be exercisable, during the Holder's lifetime, only by the Holder.

               (ii) Share appreciation rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option exercise price at which Shares can be acquired pursuant to the Option.

                                   ARTICLE 6.

                                 RELOAD OPTIONS

     6.1. Authorization of Reload Options. Concurrently with the award of any Option (such Option hereinafter referred to as the "Underlying Option") to any Participant in the Plan, the Committee may grant one or more reload options (each, a "Reload Option") to such Participant to purchase for cash or Shares (held for at least six months or such other period to avoid accounting charges against the Company's earnings) a number of Shares as specified below. A Reload Option shall be exercisable for an amount of Shares equal to (i) the number of Shares delivered by the Optionee to the Company to exercise the Underlying Option, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of Shares under the Plan at the time of such exercise. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions consistent with this Article 6, as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. Except as otherwise determined by the Committee, a Reload Option will vest and become exercisable six months after the exercise of an Underlying Option or Reload Option by the Participant delivering to the Company Shares owned by the Optionee for at least six months in payment of the exercise price and/or tax withholding obligations. Notwithstanding the fact that the Underlying Option may be an "incentive share option," a Reload Option is not intended to qualify as an "incentive share option" under Section 422 of the Code.

     6.2. Reload Option Amendment. Each Share Option Agreement shall state whether the Committee has authorized Reload Options with respect to the Underlying Option. Upon the exercise of an Underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Share Option Agreement.

     6.3. Reload Option Price. The option exercise price per Share payable upon the exercise of a Reload Option shall be the Fair Market Value of a Share on the date the corresponding Underlying Option is exercised.

     6.4. Term and Exercise. Except as otherwise determined by the Committee, each Reload Option vests and is fully exercisable six months after its grant (i.e., six months after the corresponding Underlying Option is exercised). The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

     6.5. Termination of Employment. No additional Reload Options shall be granted to Optionees when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment unless the Committee, in its sole discretion, shall determine otherwise.

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     6.6. Applicability of Other Sections. Except as otherwise provided in this
Article 6, the provisions of Article 10 applicable to Options shall apply equally to Reload Options.

                                   ARTICLE 7.

                              SHARE PURCHASE AWARDS

     7.1. Grant of Share Purchase Award. The term "Share Purchase Award" means the right to purchase Shares of the Company and to pay for such Shares through a loan made by the Company to the Participant (a "Purchase Loan") as set forth in this Article 7.

     7.2. Terms of Purchase Loans. (a) Purchase Loan. Each Purchase Loan shall be evidenced by a promissory note. The term of the Purchase Loan shall be for a period of years, as determined by the Committee, and the proceeds of the Purchase Loan shall be used exclusively by the Participant for purchase of Shares from the Company at a purchase price equal to the Fair Market Value on the date of the Share Purchase Award.

     (b) Interest on Purchase Loan. A Purchase Loan shall be non-interest bearing or shall bear interest at whatever rate the Committee shall determine (but not in excess of the maximum rate permissible under applicable law), payable in a manner and at such times as the Committee shall determine. Those terms and provisions as the Committee shall determine shall be incorporated into the promissory note evidencing the Purchase Loan.

     (c) Forgiveness of Purchase Loan. Subject to Section 7.4 hereof, the Company may forgive the repayment of up to 100% of the principal amount of the Purchase Loan, subject to such terms and conditions as the Committee shall determine and set forth in the promissory note evidencing the Purchase Loan. A Participant's Purchase Loan can be prepaid at any time, and from time to time, without penalty.

     7.3. Security for Loans. (a) Stock Power and Pledge. Purchase Loans granted to Participants shall be secured by a pledge of the Shares acquired pursuant to the Share Purchase Award. Such pledge shall be evidenced by a pledge agreement (the "Pledge Agreement") containing such terms and conditions as the Committee shall determine. Purchase Loans shall be recourse or non-recourse with respect to a Participant, as determined from time to time by the Committee. The share certificates for the Shares purchased by a Participant pursuant to a Share Purchase Award shall be issued in the Participant's name, but shall be held by the Company as security for repayment of the Participant's Purchase Loan together with a stock power executed in blank by the Participant (the execution and delivery of which by the Participant shall be a condition to the issuance of the Share Purchase Award). Unless otherwise determined by the Committee, the Participant shall be entitled to exercise all rights applicable to such Shares, including, but not limited to, the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares. When the Purchase Loan and any accrued but unpaid interest thereon has been repaid or otherwise satisfied in full, the Company shall deliver to the Participant the share certificates for the Shares purchased by a Participant under the Share Purchase Award.

     (b) Release and Delivery of Share Certificates During the Term of the Purchase Loan. The Company shall release and deliver to each Participant certificates for Shares purchased by a Participant pursuant to a Share Purchase Award, in such amounts and on such terms and conditions as the Committee shall determine, which shall be set forth in the Pledge Agreement.

     (c) Release and Delivery of Share Certificates Upon Repayment of the Purchase Loan. The Company shall release and deliver to each Participant certificates for the Shares purchased by the Participant under the Share Purchase Award and then held by the Company, provided the Participant has paid or otherwise satisfied in full the balance of the Purchase Loan and any accrued but unpaid interest thereon. In the event the balance of the Purchase Loan is not repaid, forgiven or otherwise satisfied within 90 days after (i) the date

                                       6

repayment of the Purchase Loan is due (whether in accordance with its term, by reason of acceleration or otherwise), or (ii) such longer time as the Committee, in its discretion, shall provide for repayment or satisfaction, the Company shall retain those Shares then held by the Company in accordance with the Pledge Agreement.

     (d) Recourse Purchase Loans. Notwithstanding Sections 7.3(a), (b) and (c) above, in the case of a recourse Purchase Loan, the Committee may make a Purchase Loan on such terms as it determines, including without limitation, not requiring a pledge of the acquired Shares.

     7.4. Termination of Employment. (a) Termination of Employment by Death, Disability or by the Company Without Cause; Change of Control. In the event of a Participant's termination of employment or separation from service by reason of death, "disability" or by the Company without "cause," or in the event of a "change of control," the Committee shall have the right (but shall not be required) to forgive the remaining unpaid amount (principal and interest) of the Purchase Loan in whole or in part as of the date of such occurrence. "Change of Control," "disability" and "cause" shall have the respective meanings as set forth in the promissory note evidencing the Purchase Loan.

     (b) Other Termination of Employment. Subject to Section 7.4(a) above, in the event of a Participant's termination of employment or separation from service for any reason, the Participant shall repay to the Company the entire balance of the Purchase Loan and any accrued but unpaid interest thereon, which amounts shall become immediately due and payable, unless otherwise determined by the Committee.

     7.5. Restrictions on Transfer. No Share Purchase Award or Shares purchased through such an Award and pledged to the Company as collateral security for the Participant's Purchase Loan (and accrued and unpaid interest thereon) may be otherwise pledged, sold, assigned or transferred (other than by will or by the laws of descent and distribution).

                                   ARTICLE 8.

                             RESTRICTED SHARE AWARDS

     8.1. Restricted Share Awards. (a) Grant. A grant of Shares made pursuant to this Article 8 is referred to as a "Restricted Share Award." The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, "Restricted Shares"). The terms of any Restricted Share Award granted under this Plan shall be set forth in a written agreement (a "Restricted Share Agreement") which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards.

     (b) Issuance of Restricted Shares. As soon as practicable after the date of grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award; provided, however, such Shares shall be subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Share Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Restricted Shares covered by Awards under this Article 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Share Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

     (c) Shareholder Rights. Beginning on the date of grant of the Restricted Share Award and subject to execution of the Restricted Share Agreement as provided in Sections 8.1(a) and (b), the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such

                                       7

Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 8.1(b).

     (d) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

     (e) Delivery of Shares Upon Release of Restrictions. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of
Section 12.1, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

     8.2. Terms of Restricted Shares. (a) Forfeiture of Restricted Shares. Subject to Section 8.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Share Agreement. The Committee in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award and the Committee has the discretion to modify the terms and conditions of a Restricted Share award as long as the rights of the Participant are not impaired.

     (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this
Article 8 to the contrary, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Share Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Restricted Share Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

                                   ARTICLE 9.

                              DEFERRED SHARE AWARDS

     9.1. Shares and Administration. Awards of the right to receive Shares that are not to be distributed to the Participant until after a specified deferral period (such Award and the deferred Shares delivered thereunder hereinafter as the context shall require, the "Deferred Shares") may be made either alone or in addition to share Options, share appreciation rights, or Restricted Share Awards, or Other Share-based Awards (hereafter defined) granted under the Plan. The Committee shall determine the officers (other than executive officers), employees, consultants and advisors of the Company and its subsidiaries to whom and the time or times at which Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any Participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the terms and conditions of the award in addition to those contained in Section 9.2. In its sole discretion, the Committee may provide for a minimum payment at the end of the applicable Deferral Period based on a stated percentage of the Fair Market Value on the date of grant of the number of Shares covered by a Deferred Share award. The Committee may also provide for the grant of Deferred Shares upon the completion of a specified performance period. The provisions of Deferred Share awards need not be the same with respect to each recipient.

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     9.2. Terms and Conditions. Deferred Share awards made pursuant to this
Article 9 shall be subject to the following terms and conditions:

          (a) Subject to the provisions of the Plan, the Shares to be issued pursuant to a Deferred Share award may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period or Elective Deferral Period (defined below), where applicable, and may be subject to a risk of forfeiture during all or such portion of the Deferral Period as shall be specified by the Committee. At the expiration of the Deferral Period and Elective Deferral Period, share certificates shall be delivered to the Participant, or the Participant's legal representative, in a number equal to the number of shares covered by the Deferred Share award.

          (b) Amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional deferred Shares or otherwise reinvested, as determined at the time of the Award by the Committee, in its sole discretion.

          (c) Subject to the provisions of paragraph 9.2(d) of this Article 9, upon termination of employment for any reason during the Deferral Period for a given Award, the Deferred Shares in question shall be forfeited by the Participant.

          (d) In the event of the Participant's death or permanent disability during the Deferral Period (or Elective Deferral Period, where applicable), or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Deferred Shares.

          (e) Prior to completion of the Deferral Period, a Participant may elect to further defer receipt of the Award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

          (f) Each Award shall be confirmed by a Deferred Share agreement or other instrument executed by the Company and the Participant.

                                   ARTICLE 10.

                         GENERALLY APPLICABLE PROVISIONS

     10.1. Option Period. Subject to Section 3.1(b), the period for which an Option is exercisable shall be set by the Committee and shall not exceed ten years from the date such Option is granted, provided, however, in the case of an Option that is not intended to be an "incentive share option," the Committee may prescribe a period in excess of ten years. After the Option is granted, the option period may not be reduced, subject to expiration due to termination of employment or otherwise.

     10.2. Fair Market Value. The "Fair Market Value" of a Share shall be determined in good faith by the Committee in its sole discretion from time to time. In no case shall Fair Market Value be less than the par value of a Share. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

     10.3. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Optionee or by a Permitted Assignee thereof (or by his or her executors, administrators, guardian or legal representative, as provided in Sections 10.6 and 10.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Committee, (iii) with the consent of Committee, by tendering previously acquired Shares (valued at its Fair Market Value, as determined by the Committee as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (iv) if Shares are traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc. and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (v) with the consent of the Committee, any combination of (i), (ii), (iii) and (iv). In connection with a tender of previously acquired Shares pursuant to clause
(iii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall, subject to Section 10.4 herein, effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

     10.4. Transferability. No Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and such Option may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative. "Non-qualified share options" and any share appreciation rights granted in tandem therewith are transferable (together and not separately) with the consent of the Committee by the Optionee or Holder, as the case may be, to any one or more of the following persons (each, a "Permitted Assignee"): (i) the spouse, parent, issue, spouse of issue, or issue of spouse ("issue" shall include all descendants whether natural or adopted) of such Optionee or Holder, as the case may be; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Optionee or Holder, as the case may be; (iii) an entity in which the Optionee or Holder or any Permitted Assignee thereof is a beneficial owner; or (iv) in the case of a transfer by an Optionee who is a non-employee director, another non-employee director of the Company; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Share Option Agreement relating to the transferred Option and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Optionee or Holder shall remain bound by the terms and conditions of this Plan. In the case of a transfer by a non-employee director to another non-employee director, the vesting and exercisability shall after such transfer be determined by reference to the service of the assignee, rather than the assignor. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section 10.4.

     10.5. Termination of Employment. Unless the Committee determines otherwise, in the event of the termination of employment of an Optionee or the termination or separation from service of an advisor or consultant for any reason (other than death or disability as provided below), any Option(s) held by such Optionee (or Permitted Assignee) under this Plan and not previously exercised or expired shall be deemed cancelled and terminated on the day of such termination or separation, provided, however, that in no instance may the term of the Option, if extended by the Committee, exceed the maximum term established pursuant to
Section 3.1(b)(ii) or 10.1 above. Notwithstanding the foregoing, in the event of the termination or separation from service of an Optionee for any reason other than death or disability, under conditions satisfactory to the Company, the Committee may, in its sole discretion, allow any "nonqualified share options" granted to such Optionee under the Plan and not previously exercised or expired to be exercisable for a period of time to be specified by the Committee, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 10.1 above.

     10.6. Death. In the event an Optionee dies while employed by the Company or any of its subsidiaries or affiliates or during his term as an advisor or consultant of the Company or any of its subsidiaries or affiliates, as the case may be, any Option(s) held by such Optionee (or his Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee's death, the term of such Option shall be extended until six months after the Optionee's death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 3.1(b)(ii) or 10.1 above.

     10.7. Disability. In the event of the termination of employment of an Optionee or the separation from service of an advisor or consultant of the Company, due to total disability, the Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) that have not expired or been previously exercised and that the Optionee was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after such termination or separation, the term of such Option shall be extended until six months after such termination or separation, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 3.1(b)(ii) or
10.1 above. The term "total disability" shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

     10.8. Amendment and Modification of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee's or Participant's consent.

     10.9. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards and share appreciation rights, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to "incentive stock options," no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a "Reorganization"), the Committee or the Board of Directors of the Company may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Reorganization) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of fair market value shall be made by the Committee or the Board of Directors, as the case may be, in their sole discretion.

     10.10. Change of Control. The terms of any Award may provide in the Share Option Agreement, Restricted Share Agreement, Purchase Loan or other document evidencing the Award, that upon a "Change of Control" of the Company (as that term may be defined therein), (i) Options (and share appreciation rights) immediately vest and become fully exercisable, (ii) restrictions on Restricted Shares lapse and the shares become fully vested, (iii) Purchase Loans are forgiven in whole or in part, and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the applicable document evidencing such Award. For purposes of this Plan, a "Change of Control" shall mean an event described in the applicable document evidencing the Award or such other event as determined in the sole discretion of the Board of Directors of the Company. The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and share appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the Participant or Holder, and such Participant or Holder shall receive, with respect to each Share subject to such Option or share appreciation right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option or share appreciation right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

     10.11. Employment Violation. Each Share Option Agreement evidencing an Option granted hereunder shall include and be subject to the following terms:

          (a) The terms of this Section 10.11 shall apply to the Option if the Optionee is or shall become subject to an employment agreement with the Company.

          (b) If the Optionee materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Optionee (each an "Employment Violation"), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of the Option, if any, whether vested or unvested, and (ii) payment by the Optionee to the Company of the Recapture Amount (as defined below). Such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate Optionee's employment if not already terminated, seek injunctive relief and additional monetary damages.

          (c) "Recapture Amount" shall mean the gross gain realized or unrealized by the Optionee upon each exercise of his Option during the period beginning on the date which is twelve (12) months prior to the date of the Optionee's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

               (i) if the Optionee has exercised any portion of his Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which the Option was exercised and which were sold at such sales price; plus

               (ii) if the Optionee has exercised any portion of his Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company's written notice of its exercise of its rights under this clause (h), or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Optionee to the Company of the Recapture Amount determined pursuant to subclause (ii) above, the Optionee, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

     With respect to any other Awards granted hereunder, the terms of any Restricted Share Agreement, share appreciation right, Share Purchase Award or any other document evidencing an Award under the Plan, may include comparable provisions to those set forth in this Section 10.11.

     10.12. Other Provisions. (a) The Committee may require each Participant purchasing Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     (b) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such share-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (c) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Awards granted under the Plan. If Awards are granted in substitution for other Awards, the Committee shall require the surrender of such other Awards in consideration for the grant of the new Awards. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     (d) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) A Participant shall have no right as a shareholder until he or she becomes the holder of record.

     (f) The Company will provide to its shareholders, at least annually, reports containing financial statements and management's discussion and analysis of financial conditions and results of operations.

     10.13. Terms of Option Grant. Notwithstanding anything in Section 10.4, 10.5, 10.6, 10.7, 10.10 and 10.11 to the contrary, the Committee may grant an Option under such terms and conditions as may be provided in the Share Option Agreement given to the Optionee and the Committee has the discretion to modify the terms and conditions of an Option after grant as long as the rights of the Optionee are not impaired unless the Optionee otherwise consents, provided, however, that in no instance may the term of the Option, as so granted, exceed the maximum term established pursuant to Section 10.1 above, provided further that in no instance may the exercise price of the Option be reduced after the date of grant (except in connection with adjustments pursuant to Section 10.9 hereof).

                                   ARTICLE 11.

                            PERFORMANCE-BASED AWARDS.

     11.1. General. (a) Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as "performance-based compensation"(as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code ("Performance-Based Awards"). Awards shall only qualify as Performance-Based Awards if, among other things, at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Section 162(m) of the Code and the regulations thereunder).

     (b) Performance-Based Awards may be granted to Participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Participant. Such Performance-Based Awards may take the form of, without limitation, cash, Shares or any combination thereof.

     (c) The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of such Performance-Based Awards that will be paid out to the Participants, and may attach to such Performance-Based Awards one or more restrictions. The maximum amount of Performance-Based Awards to be awarded to any employee during any fiscal year shall be $1,000,000.

     11.2. Options and Share Appreciation Rights. Options and share appreciation rights granted under the Plan with an exercise price at or above the Fair Market Value of the Shares on the date of grant should qualify as Performance-Based Awards.

     11.3. Other Awards. Either the granting or vesting of Performance-Based Awards granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in
Section 11.4 below. With respect to such Performance-Based Awards:

     (1) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

     (2) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

     (3) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

     11.4. Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.

                                   ARTICLE 12.

                                  MISCELLANEOUS

     12.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) net of any applicable Federal, State and local taxes required to be paid as a result of the grant of any Award, exercise of an Option or share appreciation rights or any other event occurring pursuant to this Plan. The Company or any subsidiary or affiliate thereof shall have the right to withhold from wages or other amounts otherwise payable to such Optionee or Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Optionee or Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the Optionee or Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Optionee (or Permitted Assignee) pursuant to the Plan having an aggregate Fair Market Value equal to the withholding taxes.

     12.2. Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the employee, advisor or consultant.

     12.3. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan and any share appreciation rights constitutes a special incentive payment to the Optionee, Participant or Holder and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Directors or directors of the applicable subsidiary or affiliate of the Company.

     12.4. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing contained herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     12.5. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

     12.6. Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "his or her" and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

     12.7. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

     12.8. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the Board of Directors. Notwithstanding the foregoing, no Option intended to qualify as an incentive share option shall be granted hereunder until the Plan shall be approved by the holders of a majority of the shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time prior to April 3, 2012, on which date the Plan will expire except as to Awards and related share appreciation rights then outstanding under the Plan. Such outstanding Awards and share appreciation rights shall remain in effect until they have been exercised or terminated, or have expired.

     12.9. Captions. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

     12.10. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee and Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit an Optionee to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Restricted Share Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Restricted Share Award has not been waived by the Committee, the related Restricted Share Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

     12.11. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company, Optionees and Participants.

                             STOCK OPTION AGREEMENT
                               (Non-Transferable)

Stock Option #_______________                                 For ______ Shares

                             Issued Pursuant to the
                             2002 Incentive Plan of

                                ACTIVISION, INC.

     THIS CERTIFIES that on _____________ (the "Issuance Date") __________ (the "Holder") was granted an option (the "Option") to purchase at the option price of $_______ per share, all or any part of ___________ fully paid and non-assessable shares ("Shares") of common stock, par value $.000001 per share, of ACTIVISION, INC., a Delaware corporation (the "Company"), upon and subject to the following terms and conditions:

     a. Terms of the Plan. The Option is granted pursuant to, and is subject to the terms and conditions of, the Company's 2002 Incentive Plan (the "Plan"), the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below. Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.

     [The Company intends that this Option qualify as an "incentive" share option within the meaning of Section 422 of the Internal Revenue Code to the maximum extent permissible under the Internal Revenue Code. To the extent that the Option does not qualify as an incentive share option, the Option or the portion thereof which does not so qualify shall constitute a separate "nonqualified" share option.]

     b. Expiration. This Option shall expire on [ten (10) years less one day from date of issuance], unless extended or earlier terminated in accordance herewith.

     c. Exercise. This Option may be exercised or surrendered during the Holder's lifetime only by the Holder or his/her guardian or legal representative. THIS OPTION SHALL NOT BE TRANSFERABLE BY THE HOLDER OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION, SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN.

     This Option shall vest and be exercisable as follows:

                                                         Cumulative Shares
Vesting Date         Shares Vested at Vesting Date       Vested at Vesting Date
------------         -----------------------------       ----------------------

                               [vesting schedule]

     This Option shall be exercised by the Holder (or by her executors, administrators, guardian or legal representative) as to all or part of the Shares, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds,
(ii) with the consent of the Company, by tendering previously acquired Shares (valued at its Fair Market Value (as defined in the Plan), as determined by the Company as of the date of tender), or (iii) with the consent of the Company, a combination of (i) and (ii). Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Company may from time to time direct, and shall be in such form, containing such further provisions as the Company may from time to time prescribe. In no event may this Option be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising this Option shall have any of the rights of a holder of Shares subject to this Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Termination of Employment. In the event of the termination of employment or separation from service of the Holder for any reason (other than death or disability as provided below), this Option, to the extent not previously exercised or expired, shall be deemed cancelled and terminated on the day of such termination or separation, unless the Company decides, in its sole discretion, to extend the term of this Option, subject to the terms of the Plan.

     (e) Death. In the event the Holder dies while employed by the Company or any of its subsidiaries or affiliates, or during his term as a Director of the Company or any of its subsidiaries or affiliates, as the case may be, this Option, to the extent not previously expired or exercised, shall, to the extent exercisable on the date of death, be exercisable by the estate of the Holder or by any person who acquired this Option by bequest or inheritance, at any time within one year after the death of the Holder, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee's death, the term of such Option shall be extended until six months after the Optionee's death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Sections 3.1(b)(ii) or 10.1 of the Plan.

     (f) Disability. In the event of the termination of employment of the Holder or the separation from service of the Holder due to total disability, the Holder, or her guardian or legal representative, shall have the unqualified right to exercise any portion of this Option which has not been previously exercised or expired and which the Holder was eligible to exercise as of the first date of total disability (as determined by the Company), at any time within one year after such termination or separation, provided, however, that if the term of such Option would expire by its terms within six months after such termination or separation, the term of such Option shall be extended until six months after such termination or separation, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 3.1(b)(ii) or 10.1 of the Plan. The term "total disability" shall, for purposes of this Share Option Agreement, be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     (g) Change of Control. If the Holder is an active employee of the Company or any of its subsidiaries at the time there occurs a "Change of Control" of the Company (as defined below) and the Holder's employment is terminated by the Company or any of its subsidiaries other than for Cause (as defined below) within twelve (12) months following such Change of Control, or such longer period as the Committee may determine, the portion, if any, of this Option with respect to which the right to exercise has not yet accrued, shall immediately vest and be exercisable in full, effective upon such termination, for a period of 30 days thereafter, or such longer period as the Committee may determine. For purposes of this Option, a "Change of Control" of the Company shall be deemed to occur if:

          (i) there shall have occurred a Change of Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change of Control of the Company if immediately prior to the occurrence of what would otherwise be a Change of Control of the Company (a) the Holder is the other party to the transaction (a "Control Event") that would otherwise result in a Change of Control of the Company or (b) the Holder is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party;

          (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change of Control of the Company if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

          (iii) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change of Control of the Company if immediately prior thereto the circumstances in
     (i)(a) or (i)(b) above exist.

     For purposes of this clause (g), "Cause" shall mean (unless a different definition is used in the Holder's written employment agreement with the Company, if any, in which case such different definition shall apply to the Holder) any of the following:

          (i) material breach by the Holder of his or her employment agreement, if any, or material failure by the Holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the Holder failed to cure such breach or failure to the Company's reasonable satisfaction within five (5) days after receiving such written notice;

          (ii) material breach by the Holder of his or her Employee Proprietary Information Agreement or other similar arrangement entered into by the Holder in connection with his or her employment by the Company; or

          (iii) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

     (h) Employment Violation. In consideration of the granting and by acceptance of this Option, the Holder hereby agrees that the terms of this clause (h) shall apply to the Option. The Holder acknowledges and agrees that each exercise of this Option and each written notice of exercise delivered to the Company and executed by the Holder shall serve as a reaffirmation of and continuing agreement by the Holder to comply with the terms contained in this clause (h).

     The Company and the Holder acknowledge and agree that if the Holder materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Holder (each an "Employment Violation"), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of this Option, if any, whether vested or unvested, and (ii) payment by the Holder to the Company of the Recapture Amount (as defined below). The Company and the Holder further agree that such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate the Holder's employment if not already terminated, seek injunctive relief and additional monetary damages.

     For purposes of this clause (h), the "Recapture Amount" shall mean the gross gain realized or unrealized by the Holder upon each exercise of this Option during the period beginning on the date which is twelve (12) months prior to the date of the Holder's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

          (i) if the Holder has exercised any portion of this Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were sold at such sales price; plus

          (ii) if the Holder has exercised any portion of this Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company's written notice of its exercise of its rights under this clause
     (h), or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Holder to the Company of the Recapture Amount determined pursuant to subclause (ii) above, the Holder, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

     (i) Adjustments. In the event that the Company shall determine that any dividend or other distribution (whether in the form of cash, shares of common stock of the Company, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock of the Company or other securities, the issuance of warrants or other rights to purchase shares of common stock of the Company, or other securities, or other similar corporate transaction or event affects the Shares, such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to the Holder, then the Company shall, in such manner as the Company may deem equitable, adjust any or all of (i) the number and type of shares of common stock of the Company subject to this Option, and (ii) the grant or exercise price with respect to this Option, or, if deemed appropriate, make provision for a cash payment to the Holder.

     (j) Delivery of Share Certificates. Within a reasonable time after the exercise of this Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of this Option. If this Option shall have been exercised with respect to less than all of the Shares subject to this Option, the Company shall also cause to be delivered to the person entitled thereto a new Stock Option Agreement in replacement of this Stock Option Agreement if surrendered at the time of the exercise of this Option, indicating the number of Shares with respect to which this Option remains available for exercise, or the Company shall make a notation in its books and records to reflect the partial exercise of this Option.

     (k) Withholding. In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or any subsidiary or affiliate of the Company shall be required to withhold any amounts by reasons of any federal, state or local tax laws, rules or regulations in respect of the issuance of Shares to the Holder pursuant to this Option, the Company or such subsidiary or affiliate shall be entitled to deduct and withhold such amounts from any payments to be made to the Holder. In any event, the Holder shall make available to the Company or such subsidiary or affiliate, promptly when requested by the Company or such subsidiary or affiliate, sufficient funds to meet the requirements of such withholding; and the Company or such subsidiary or affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or such subsidiary or affiliate out of any funds or property due or to become due to the Holder.

     (l) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

     (m) Rights of Holder. Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company and/or any subsidiary or affiliate of the Company or derogate from any right of the Company and/or any subsidiary or affiliate of the Company to retire, request the resignation of, or discharge the Holder at any time, with or without cause. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein.

     (n) Exclusion from Pension Computations. By acceptance of the grant of this Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensations and, to the extent permissible under applicable law, shall not be taken into account as "wages", "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its subsidiaries or affiliates.

     (o) Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Holder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

     The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

     ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

     (p) Amendment. The Company may at any time or from time to time amend the terms of the Plan, and may, with the consent of the Holder, at any time or from time to time amend the terms and conditions of this Option, provided, however, that in no instance may the exercise price of this Option be reduced after the date of grant (except in connection with adjustments pursuant to Section 10.9 of the Plan).

     (q) Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: General Counsel, or at such other address as the Company by notice to the Holder may designate in writing from time to time; and if to the Holder, at the address shown below her signature on this Stock Option Agreement, or at such other address as the Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

     (r) Interpretation. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final and binding. The Committee may authorize and establish such rules, regulations and revisions thereof as it may deem advisable.

     IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date set forth above.


                                                 ACTIVISION, INC.


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 Date:__________________________

                                                 Attest:________________________

ACCEPTED:


____________________________________
          Option Holder


____________________________________
          Address


____________________________________
City              State    Zip Code

____________________________________
Social Security Number